UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F, Oceanside, CA	92056
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 806-8922

On June 4, 2004, SeraCare Life Sciences, Inc. (“SRLS”) filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the acquisition of substantially all of the assets of Genomics Collaborative, Inc., a Delaware corporation (“GCI”). This report amends Item 2, Acquisition or Disposition of Assets, and Item 7, Financial Statements, Pro Forma Financial Information and Exhibits, to, among other things, include the historical financial statements of GCI and the pro forma financial information required by Item 7.

ITEM 2—ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the terms of the Asset Purchase Agreement, dated June 3, 2004 (the “Agreement”), by and between SRLS and GCI, SRLS acquired substantially all of the assets of GCI on June 3, 2004 (the “Acquisition”). The Acquisition was funded with SRLS’s common stock and cash. The purchase price reported on the pro forma balance sheet includes approximately $401,000 in accrued acquisition costs as of July 30, 2004, associated with the transaction. The purchase price paid by SRLS in the Acquisition was $14,235,000, which was determined as a result of arms’ length negotiations and which consisted of 1,065,683 shares of SRLS’s common stock as well as a cash payment of $1,180,000. The market value of the 1,065,683 shares (based on a stock price of $12.25 on June 3, 2004) was $13,055,000. In addition, as partial consideration for the Acquisition, SRLS agreed to pay to GCI certain earn-out payments over a two year period pursuant to a formula set forth in the Agreement.

The cash portion of the purchase price was paid by SRLS at the closing of the Acquisition. To fund the cash portion of the purchase price, SRLS borrowed $833,242 (the amount of the net cash payment) under its existing line of credit with Brown Brothers Harriman & Co. The estimated interest expense for this borrowing has been reflected in the pro forma adjustments for both the six months ended March 31, 2004 and for the year ended September 30, 2003.

GCI is based in Cambridge, Massachusetts. GCI provides clinical samples and applies human genetics to target validation for drug discovery.

The preceding description of the terms of the Agreement is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 2.1 to the initial Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2004.

ITEM 7—FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

(1)	Independent Auditors’ Report and Genomics Collaborative, Inc.’s audited (i) Balance Sheets as of December 31, 2003 and 2002; (ii) Statements of Operations for the years ended December 31, 2003, 2002 and 2001; (iii) Statements of Stockholders’ Deficiency for the years ended December 31, 2003, 2002 and 2001; (iv) Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001 and (v) related notes thereto are filed with this report as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

(1)	Unaudited pro forma (i) Consolidated Balance Sheet as of March 31, 2004; (ii) Consolidated Statement of Operations for the six months ended March 31, 2004 and for the year ended September 30, 2003 and (iii) related notes thereto are filed with this report as Exhibit 99.2 and are incorporated herein by reference.

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(c)	Exhibits.

2.1	Asset Purchase Agreement, dated June 3, 2004, by and between SeraCare Life Sciences, Inc., a California corporation, and Genomics Collaborative, Inc., a Delaware corporation, incorporated by reference to Exhibit 2.1 to Form 8-K, which was filed with the Securities and Exchange Commission on June 4, 2004.

23.1	Consent of Deloitte & Touche LLP.

99.1	Independent Auditors’ Report, and Genomics Collaborative, Inc.’s audited (i) Balance Sheet as of December 31, 2003 and 2002; (ii) Statements of Operations for the years ended December 31, 2003, 2002 and 2001; (iii) Statements of Stockholders’ Deficiency for the years ended December 31, 2003, 2002 and 2001; (iv) Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001; and (v) related notes thereto.

99.2	Unaudited pro forma (i) Consolidated Balance Sheet as of March 31, 2004; (ii) Consolidated Statement of Operations for the six months ended March 31, 2004 and for the year ended September 30, 2003; and (iii) related notes thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2004	SERACARE LIFE SCIENCES, INC.

	By:	/s/ Tim T. Hart
Tim T. Hart,
Chief Financial Officer

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